Exhibit 10.15

                                 PROMISSORY NOTE

                                 May 14th, 1991

FOR VALUE RECEIVED, ORIGINAL BEVERAGE CORPORTATION AND CHRISTOPHER REED, an Individual (collectively referred to as the "Maker") promise to Pay to the order of Robert T. Reed the principal sum of $94,000.00 payable pursuant to the terms and conditions as set forth herein.

                                      TERMS

I - This Note Is issued as security for a debt owed by Maker to Payee.

2. This Note shall bow interest at a rate 10% per annum, such interest to be paid along with the principal twelve months from the date of this Note or upon the funding of the Maker, whichever occurs first.

3. The Maker acknowledges that this Note shall become due and immediately payable upon any form of funding to Maker.

4. The Maker acknowledges that the issuance of this Note has been duly and validly authorized by all recquired Corporate action and that the issuance of this Note will not result in a breach of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the Maker or any other agreement or instrument to which the Maker is a party.

5. This Note is for the following payments made to the Maker by Payee:

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15 FEB 1990            $   500               26 FEB 1990               $10,000
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6 MAR 1990             $10,040               19 APR 1990               $ 5,000
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6 AUG 1990             $ 5,000               13 AUG 1990               $ 5,000
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4 DEC 1990             $ 7,000               7 DEC 1990                $ 4,000
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5 FEB 1991             $ 5,000               14 FEB 1991               $ 8,460
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11 MAR 1991            $ 8,000               28 MAR 1991               $ 5,000
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4 APR 1991             $ 5,000               15 APR 1991               $ 5,000
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1 MAY 1991             $ 9,000               14 MAY 1991               $ 2,000
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IN WITNESS WHEREOF, the Maker has executed this instrument, effective as of the
14th day of May, 1991.


                                        ORIGINAL BEVERAGE CORPORATION


                                        BY: /s/ Christopher Reed
                                            ------------------------------------
                                            Christopher Reed
                                            President